UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

BBCN Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 26, 2012, the Board of Directors of BBCN Bancorp, Inc. (the “Company”) amended the Bylaws of the Company to delete Article II, Section 9 thereof in its entirety.

Article II, Section 9 was added pursuant to the Agreement and Plan of Merger, dated as of December 9, 2010, as amended, and effective as of the close of the merger between Nara Bancorp, Inc. and Center Financial Corporation, which took place on November 30, 2011.

Section 9 provided for certain corporate governance procedures to be followed during an integration period of up to two years after the close of the merger, including specification of the positions of chairman of the board of the Company and its bank subsidiary, and procedures relating to board committee composition and nomination process for directors. A copy of Section 9 is attached as Annex E to the definitive joint proxy statement relating to the merger and to the annual meeting of stockholders filed on August 4, 2011 as part of the Company’s Registration Statement on Form S-4 (Registration No. 333-173511) and incorporated herein by reference).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

2.1	Annex E to the definitive joint proxy statement filed on August 4, 2011 as part of the Company’s Registration Statement on Form S-4 (Registration No. 333-173511).

5.1	Amended and Restated Bylaws of BBCN Bancorp, Inc. dated January 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: February 1, 2012	/s/ Alvin D. Kang
Alvin D. Kang
President and Chief Executive Officer